    As filed with the Securities and Exchange Commission on November 8, 1996
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                           DELTA FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                             11-3336165
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                          1000 Woodbury Road, Suite 200
                            Woodbury, New York 11797
                                 (516) 364-8500
                    (Address of Principal Executive Offices)

             1996 Stock Option Plan of Delta Financial Corporation,
                 Delta Funding Corp. 401(k) Profit Sharing Plan
                            (Full title of the plans)

                                 HUGH I. MILLER
                             Chief Executive Officer
                           DELTA FINANCIAL CORPORATION
                          1000 Woodbury Road, Suite 200
                            Woodbury, New York 11797
                     (Name and address of agent for service)

                                 (516) 364-8500
          (Telephone number, including area code, of agent for service)
                                ________________
                                   Copies to:
                            JAMES R. TANENBAUM, Esq.
                            Stroock & Stroock & Lavan
                              Seven Hanover Square
                          New York, New York 10004-2696
                                 (212) 806-5400

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------

 Title of Each Class of     Amount to be     Proposed Maximum Offering        Proposed Maximum        Amount of
    Securities to be         Registered         Price Per Share (3)       Aggregate Offering Price   Registration
       Registered                                                                   (3)                  Fee
-------------------------------------------------------------------------------------------------------------------
 Common Stock, par value      2,200,000
     $.01 per share          shares (1)               $16.50                    $36,300,000          $11,000
-------------------------------------------------------------------------------------------------------------------
 Common Stock, par value       72,000
     $.01 per share          shares (2)               $16.50                    $ 1,188,000          $   360
-------------------------------------------------------------------------------------------------------------------
          Total               2,272,000
                               shares                 $16.50                    $37,488,000          $11,300
-------------------------------------------------------------------------------------------------------------------

(1) Consists of 2,200,000 shares of Common Stock of the Registrant which are issuable upon exercise of options which have been or will be granted under the 1996 Stock Option Plan of Delta Financial Corporation. This Registration Statement also covers an indeterminate number of shares of Common Stock which may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) Consists of 72,000 shares of Common Stock of the Registrant which may be purchased from time to time at market prices for participants in the Delta Funding Corp. 401(k) Profit Sharing Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Delta Funding Corp. 401(k) Profit Sharing Plan.

(3) Calculated pursuant to Rule 457(h)(1) under the Securities Act and based upon the original option exercise prices for shares of Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

    Note: The documents containing the information specified in Part I of Form
          S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
          Section 10(a) of the Securities Act. See Rule 428(a)(1) under the Securities Act.

     This Registration Statement on Form S-8 of Delta Financial Corporation, a Delaware corporation (the "Registrant"), covers 2,272,000 shares of the Registrant's Common Stock, par value $.01 per share ("Common Stock"), reserved for issuance under the following employee benefit plans of the Registrant (collectively, the "Plans"):

          (i)  1996 Stock Option Plan of Delta Financial Corporation; and
          (ii) Delta Funding Corp. 401(k) Profit Sharing Plan.

     If necessary for a prospectus to be used for reoffers of the Registrant's Common Stock acquired pursuant to the Plans, a prospectus prepared in accordance with the requirements of Form S-3 will be filed as part of this Registration Statement by means of a post-effective amendment hereto.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's prospectus filed on November 1, 1996 pursuant to Rule 424(b) under the Securities Act;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the date hereof; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated September 3, 1996, including any amendments thereto or reports filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation eliminates, to the fullest extent permitted by the Law of the State of Delaware, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as directors.


     Section 145(a) of the Delaware General Corporation Law ("DGCL") provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor... [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement or such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper".

     Article NINTH of the Company's Certificate of Incorporation, provides:

     "To the full extent permitted by the Delaware General Corporation Law or any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article Ninth will not adversely affect any right or protection of a Director of the Company existing prior to such repeal or modification."

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     4.1* 1996 Stock Option Plan of Delta Financial Corporation.


     4.2* Delta Funding Corp. 401(k) Profit Sharing Plan.

     5.1* Opinion of Stroock & Stroock & Lavan as to the legality of the securities being offered.

     23.1* Consent of KPGM Peat Marwick LLP with respect to financial statements of the Registrant.

     23.2* Consent of Stroock & Stroock & Lavan (included in Exhibit 5.1).

     24*  Powers of Attorney (included on p. II-4 of this Registration
          Statement).

----------
* Filed herewith.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material changes to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the

          Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that the Delta Funding Corp. 401(k) Profit Sharing Plan has been submitted to the Internal Revenue Service (the "IRS") and that the Registrant has made all changes required by the IRS in order to qualify the Delta Funding Corp. 401(k) Profit Sharing Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Oyster Bay, State of New York on the 5th day of November, 1996.

                                       DELTA FINANCIAL CORPORATION


                                       By: /s/ Hugh I. Miller
                                          ______________________________________
                                            Hugh I. Miller
                                            Chief Executive Officer
                                            and President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitute and appoints Sidney A. Miller and Hugh I. Miller, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 5th day of November, 1996.

      Signature                             Capacity
      ---------                             --------

/s/ Sidney A. Miller
_______________________________             Chairman of the Board
Sidney A. Miller

/s/ Hugh I. Miller
_______________________________             Chief Executive Officer,
Hugh I. Miller                              President and Director
                                            (Principal and Executive Officer)




/s/ Richard Blass
_______________________________             Senior Vice President and
Richard Blass                               Director

/s/ Irwin Fein
_______________________________             Chief Financial Officer,
Irwin Fein                                  Secretary and Treasurer
                                            (Principal Accounting Officer)

/s/ Martin D. Payson
_______________________________             Director
Martin D. Payson

/s/ Arnold B. Pollard
_______________________________             Director
Arnold B. Pollard

Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Oyster Bay, State of New York on the 5th day of November, 1996.


                               DELTA FUNDING CORP. 401(k) PROFIT SHARING PLAN



                               By: /s/ Sidney A. Miller, Trustee
                                   _____________________________________
                                   Sidney A. Miller, Trustee


                               By: /s/ Hugh I. Miller, Trustee
                                   _____________________________________
                                   Hugh I. Miller, Trustee

                                  EXHIBIT INDEX

Exhibit No.             Description                                        Page
-----------             -----------                                        ----

4.1*                    1996 Stock Option Plan of Delta Financial
                        Corporation.

4.2*                    Delta Funding Corp. 401(k) Profit Sharing
                        Plan.

5.1* Opinion of Stroock & Stroock & Lavan as to the legality of the securities being offered.

23.1* Consent of KPMG Peat Marwick LLP with respect to financial statements of the Registrant.

23.3* Consent of Stroock & Stroock & Lavan (included in Exhibit 5.1).

24* Powers of Attorney (included on p. II-4 of this Registration Statement).

--------
* Filed herewith.